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                                                                    EXHIBIT (J)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 20 to the registration statement on Form N-1A (the "Registration Statement") of our report dated March 19, 1999, relating to the financial statements and financial highlights appearing in the January 31, 1999 Annual Report to Shareholders of SunAmerica Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "General Information" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus, which constitutes part of this Registration Statement.



/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP


1177 Avenue of the Americas
New York, New York 10036
March 19, 1999